UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2015

CELL SOURCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55413	32-0379665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

65 Yigal Alon Street
Tel Aviv Israel 67433
(Address of principal executive offices) (zip code)

011 972 3 562-1755
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance and sale of Promissory Note and Warrant

On July 20, 2015, Cell Source Inc., a Nevada corporation (the “Company”), issued and sold to David Zolty, an accredited investor and a member of the Board of Directors of the Company, a promissory note in the principal amount of $100,000 (the “Zolty Promissory Note”) and a four-year warrant to purchase 100,000 shares of the common stock of the Company, par value $0.001 per share (“Common Stock”), at $0.75 per share (the “Zolty Warrant”). The Company received $100,000 in gross proceeds. The Zolty Promissory Note is due and payable on July 20, 2016, and it shall not bear interest. The Zolty Promissory Note contains prepayment terms mandating that the Company must prepay the Zolty Promissory Note in whole from the proceeds of any closing occurring after July 20, 2015 pursuant to which the aggregate gross proceeds received by the Company is greater than or equal to $3,000,000. In the event the principal amount of the Zolty Promissory Note is not paid by the Company to Mr. Zolty on or before July 20, 2016, the Company shall (i) pay to Mr. Zolty a one-time cash penalty payment of five percent (5%) of the principal amount of the Zolty Promissory Note due and unpaid on such date, and (ii) issue to Mr. Zolty warrants to purchase, at an exercise price of $0.75 per share, the number of shares the Company’s Common Stock equal to the product of (a) the principal amount of the Zolty Promissory Note due and unpaid on July 20, 2015 and (b) ten percent (10%). The Zolty Warrant shall be exercisable until it expires on July 20, 2019. The Company has agreed that at all times it will maintain a reserve of shares for issuance upon the exercise of the Zolty Warrant. The Zolty Warrant contains an exercise limitation such that at no time may the Zolty Warrant be exercised if the shares of Common Stock to be issued upon such exercise would exceed, when aggregated with all other shares of Common Stock owned by Mr. Zolty (or his permitted successors or assigns), 4.99% of the issued and outstanding shares of the Common Stock of the Company.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2).  The foregoing descriptions of the Zolty Promissory Note and the Zolty Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Zolty Promissory Note and the Zolty Warrant which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated herein by reference.

Issuance and Sale of Promissory Notes and Warrants

On July 24, 2015, the Company sold to three accredited investors (each, an “Investor”) convertible promissory notes in aggregate principal of $145,000 (each, a “Convertible Promissory Note”) and warrants to purchase an aggregate of 145,000 shares of Common Stock (each, a “Warrant”), in consideration for which the Company received aggregate gross proceeds of $145,000.

The Convertible Promissory Notes each have a maturity date (“Maturity Date”) of twelve months from the original date of issuance. The Convertible Promissory Notes shall not bear interest for the initial ninety (90) days from issuance, but beginning on the ninety-first (91st) day, each note shall bear interest at ten percent (10%) per annum, which interest will accrue on a daily simple interest basis and be due and payable on the Maturity Date. Each Convertible Promissory Note contains a mandatory prepayment provision that the principal and accrued but unpaid interest must be prepaid, without premium or penalty, in whole, from the proceeds of any closing occurring after the original issuance date, of any offering or offerings of the securities of the Company pursuant to which the aggregate gross proceeds received by the Company is greater than or equal to $3,000,000. On or after the sixteenth (16th) day following the Maturity Date, the holder of each note will have the option to convert all or part of the outstanding principal and accrued but unpaid interest into shares of Common Stock, at a conversion price equal to the lesser of (i) $0.75; or (ii) Seventy Percent (70%) of the average daily Volume Weighted Average Price (VWAP) of Common Stock for the twenty (20) trading days prior to the Maturity Date. However, the Company shall not effect any conversion of a Convertible Promissory Note to the extent that after giving effect to such conversion, an Investor would beneficially own in excess of 4.99% of the issued and outstanding shares of Common Stock of the Company.

The Warrants each shall expire on such date that is four years from the original date of issuance (the “Expiration Date”). There is a purchase price $0.75 for each share of Common Stock to be issued pursuant to an exercise of a Warrant (the “Warrant Shares”).  Prior to the Expiration Date, the Company has the option to redeem all Warrants outstanding upon not less than thirty (30) days’ notice nor more than sixty (60) days’ notice to the holder of the Warrant, provided that at the time of delivery of such notice (i) there is an effective registration statement covering the resale of the Warrant Shares, and (ii) the average trading price of the Company’s Common Stock, or shares into which the Common Stock have been exchanged, for each of the twenty (20) consecutive trading days prior to the date of the notice of redemption is at least $2.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events, with an average daily trading volume during such period of no less than 100,000 shares. Pursuant to the Warrants, the Company has agreed to maintain a reserve of shares for issuance upon the exercise of the Warrants. The Company shall not effect any exercise of a Warrant to the extent that after giving effect to such exercise, an Investor would beneficially own in excess of 4.99% of the issued and outstanding shares of Common Stock of the Company.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2).  The foregoing descriptions of the Promissory Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of the Form of Promissory Note and the Form of Warrant which are filed as Exhibit 10.3 and Exhibit 10.4 hereto, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Zolty Promissory Note

10.2	Zolty Warrant

10.3	Form of Convertible Promissory Note

10.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL SOURCE, INC.

Dated: July 27, 2015	By:	/s/ Itamar Shimrat
Name: Itamar Shimrat
Title: Chief Executive Officer